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                 [Letterhead of Sutherland Asbill & Brennan LLP]

                                January 24, 2003

Board of Trustees
GE Institutional Funds
3003 Summer Street
Stamford, CT 06905

                  RE:  GE INSTITUTIONAL FUNDS
                       FILE NOS. 333-29337, 811-08257

Gentlemen:

     We consent to the reference to our firm under the heading "Fund History and Additional Information - Counsel" in the statement of additional information included in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A for GE Institutional Funds (File Nos. 333-29337, 811-08257). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP

                                   By:      /s/ DAVID S. GOLDSTEIN
                                       ----------------------------
                                                David S. Goldstein